                            LEASE AMENDING AGREEMENT


This Agreement, made this 1ST DAY OF DECEMBER, 1995, between:

                              SHERWAY CENTRE LIMITED

                       (hereinafter called the "Landlord")
                                OF THE FIRST PART

                                     - and -

                          DELRINA (CANADA) CORPORATION

                        (hereinafter called the "Tenant")
                               OF THE SECOND PART





     WHEREAS, by a certain lease dated the 31ST DAY OF JULY, 1995 (the "Lease") the Landlord leased to the Tenant certain premises (the "Initial Premises") of said lease, containing approximately 74,174 square feet and comprising all of the 5th and 6th floors of One Park Centre and all of the 3rd, 4th and 5th floors of Two Park Centre, 895 Don Mills Road, Don Mills, Ontario, for a term of TEN
(10) years commencing on the 1ST DAY OF AUGUST, 1995 and from thenceforth next ensuing and fully to be completed and ended on the 31ST DAY OF JULY, 2005 (the "Term");

     AND WHEREAS, the Tenant is desirous of leasing certain additional space from the Landlord;

     AND WHEREAS, the Landlord and Tenant have agreed to amend the Lease effective as of the 1ST DAY OF JANUARY, 1996, in accordance with the terms and conditions hereinafter set forth;

     NOW THEREFORE WITNESSETH that in consideration of the premises and mutual covenants and agreements herein contained and the sum of One Dollar ($1.00), paid by each of the parties to the other, the receipt and sufficiency whereof is hereby acknowledged, the parties hereto mutually covenant and agree with each other as follows:

1. The Premises as described in Section 2.1 of the Lease is hereby altered to include that area on the ground floor of One Park Centre comprising 4,856 square feet of space (the "Conference Premises") as outlined in red on Schedule "A" attached hereto. Effective JANUARY 1, 1996, the Premises comprise the Initial Premises of 74,174 square feet and the Conference Premises of 4,856 square feet.

2. Section 6.1(a) of the Lease is hereby amended by adding at the end thereof the following paragraph:

     "Fixed Rent for the Conference Premises in the following amounts:
     (iii) for the period from January 1, 1996 to July 31, 2000, $19,424.00 per annum, in equal monthly instalments of $1,618.67 each, calculated at the rate of $4.00 per square foot of Rentable Space per annum; and

     (iv) for the period from August 1, 2000 to July 31, 2005, $29,378.80 per annum, in equal monthly instalments of $2,448.23 each, calculated at the rate of $6.05 per square foot of Rentable Space per annum."

3. The Landlord and Tenant acknowledge and agree that the Conference Premises is being leased in its "AS IS" condition save and except that the Landlord shall, at its expense, perform the following work ("Landlord's Work"):

     (a)  Remove and clear out the existing conduit.
     (b) Prepare and make good the marble in the building lobby and remove glass from the IBM "Security Room" window.
     (c)  Steam-clean carpets within the Conference Premises.

     (d)  Replace broken ceiling tiles within the Conference premises.
     (e) H.V.A.C. to be serviced and repaired if necessary to a standard consistent with Base Building.
     (f) Remove and clean out all piping and conduit from existing IBM "Security Room".
     (g)  Wax tile floors in "Security Room".

     The Landlord's Work with the exception of the work described in paragraph 3(b) above shall be completed by no later than December 15, 1995. The work described in paragraph 3(b) above shall be completed by no later than March 1, 1996.

4. Notwithstanding anything else contained herein, the Landlord and Tenant mutually agree that the Tenant may have occupancy of the Conference Premises as of December 1, 1995, provided it shall in no way interfere with or hinder the Landlord in the performance of the Landlord's Work referred to in paragraph 3 hereof and with the express understanding and agreement that such possession is subject to all the terms and conditions of this Lease, except that the Tenant shall not be required to commence paying Fixed Rent and Operating Costs and Taxes on the Conference Premises until July 1, 1996.

5. Schedule "C" of the Lease is hereby amended by adding at the end thereof the following:

     13.  RELOCATION

     (a) (i) If, at any time during the Term or any renewal of the Term, the Landlord requires possession of all or any portion of the Conference Premises for any purpose whatsoever, the Landlord may, on no less than three (3) months' prior Notice to the Tenant (the "Relocation Notice"), require the Tenant to vacate all or any portion of the Conference Premises as specified in the Relocation Notice (the "Vacated Space") on the date specified in the Relocation Notice (the "Relocation Date") and relocate into other premises in Two Park Centre (the "Relocated Premises"). If a Relocation Notice is given, this Lease, insofar as it relates to the Vacated Space, shall terminate on the Relocation Date, but only if the Landlord has completed the Relocated Premises in accordance with its obligations set out in paragraph 13 (a) (ii);

          (ii) The Relocated Premises shall be comparable in all reasonably material respects to the Conference Premises except for the ceiling height and shall be fully fixtured (not including the Tenant's trade fixtures) and in "turn-key" condition built with the same number of usable rooms with similar dimensions, and available for the Tenant's occupancy on the Relocation Date, the Landlord being fully responsible for performing all work required to make the Relocated Premises so available. If in the event that the current Cafeteria Premises located on the ground floor of One Park Centre are leased to another party other than the Tenant at the time of the Relocation Notice then the Relocated Premises will be fixtured and built by the Landlord with a kitchen of a size not exceeding 250 square feet and containing therein a sink, cabinetry, counters and electrical outlets as would normally be found within an office premise of similar size as the Relocated Premises.

       (iii) The Landlord shall pay all direct costs of preparing the Relocated Premises for occupation by the Tenant (which costs shall include, without limitation, all costs in wiring the Relocated Premises for the Tenant's use) and of relocating the Tenant and all of the Tenant's property, fixtures and furniture therein. The Landlord shall not be liable for any other or consequential costs, damages or losses to or of the Tenant as a result of such relocation.

          (iv) To the extent that the Rentable Space of the Relocated Premises is not identical in square footage to that of the Vacated Space, the Fixed Rent shall be adjusted upwards or downwards, as the case may be, at the same rate per annum as was payable with respect to the Vacated Space, but Fixed Rent may be increased only to the extent that the Rentable Space of the Relocated Premises is no greater than 5,208 square feet.

          (v) The parties enter into such lease amending agreements as necessary to effect the foregoing.

     (b) The Landlord's herein right of relocation with respect to the Conference Premises shall terminate and be of no force or effect in the event that the Tenant exercises its right of Offer with respect to the Cafeteria Premises in accordance with Section 6 of Schedule "C" of the Lease. In no event shall the LandLord have the right to relocate the Tenant from the Conference Premises prior to April 1, 1996. For further clarification and certainty it is further understood and agreed that the Landlord may not provide a Relocation Notice to the Tenant with respect to the Conference Premises prior to April 1, 1996.

6. The parties confirm that in all other respects, the terms, covenants and conditions of the Lease remain unchanged and in full force and effect, except as modified by this Agreement.

7. This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns where permitted by the Lease.

     IN WITNESS WHEREOF the parties have executed this Agreement under their respective seals.

SIGNED, SEALED AND DELIVERED               DELRINA (CANADA) CORPORATION
In the presence of:

/s/ Denice McCullough                             Per: /s/  Derek Witte
----------------------------                   -------------------------------
Witness                                           Title



/s/ Denice McCullough                             Per: /s/  Robert Dykes
----------------------------                   ------------------------------
Witness                                           Title




                                           SHERWAY CENTRE LIMITED





                                           Per:     Employee
                                               -------------------------------
                                                  Title  Asst. Secretary



                                           Per:     Employee
                                               ------------------------------
                                                  Title  Asst. Secretary


The Tenant, if a corporation, must execute this Agreement under its corporate seal and indicate the capacity of the signing officers, and if a partnership, must execute by signatures of the general partners under the seal, and if an individual, must execute by the individual's signature. Except in the case of corporation, all signatures must be witnessed.

                                  SCHEDULE "A"
ADASON PROPERTIES
     LIMITED
      [LOGO]                                      ----------------------
                                                  PARK CENTRE
                                                  895 DON MILLS ROAD
                                                  NORTH YORK, ONTARIO

                                                  BUILDING # 1
                                                  SUITE 100
                                                  ----------------------
                                                     SCALE 1" = 20' 0"




                                  [FLOOR PLAN]




    RENTABLE                                                    [LOGO]
 1  1,131 sq.ft.                                              JUNE 15/95
*2    711 sq.ft. (TS) TR RM
 3    474 sq.ft.
 4    897 sq.ft.

  ENTIRE FLOOR                      USEABLE                    RENTABLE
   12,359                          4,609.00                    4,856.05

            [895 DON MILLS ROAD, BUILDING #, SUITE 100 FLOORPLAN]

THIS LEASE made as of July 31, 1995 between:



                          SHERWAY CENTRE LIMITED
                          (the Landlord)

                                                              of the first part,



                                    - a n d -




                          DELRINA (CANADA) CORPORATION
                          (the Tenant)

                                                             of the second part,


whereby the parties agree as follows:



                                    ARTICLE I
                                 INTERPRETATION


1.1    DEFINED TERMS - GENERAL. In this lease:

       "Building" means the buildings known as One Park Centre and Two Park Centre, 895 Don Mills Road, Toronto, Ontario in which the Premises are located;

       "Cafeteria Premises" shall have the meaning given that term in paragraph 6 of Schedule "C";

       "Capital Tax" means any tax payable by the Landlord on account of its capital under the CORPORATIONS TAX ACT (ONTARIO) or any successor legislation, except any such tax levied, assessed or payable in lieu of or in substitution for Property Taxes;

       "Common Areas" means those parts of the Project designated by the Landlord for common use by the Landlord and the tenants of the Project, including the underground pedestrian walkway connecting the Building and the Garage, the landscaped portions of the Project, the public sidewalks and the landscaped portions of the streets adjacent to the Land and the Delivery Facilities;

       "Common Service Areas" means those parts of the Project, whether or not within the Building, designated by the Landlord which provide services to the Project;

       "Consumer Price Index or C.P.I." means (a) the Consumer Price Index (All Items for Regional Cities, base year 1981 - 100) for the Municipality of Metropolitan Toronto, or if there is no Consumer Price Index for that city, for the city in Canada nearest the Building for which there is a Consumer Price Index published by Statistics Canada (or by a successor or other governmental agency, including a provincial agency), or (b) if the Consumer Price Index is no longer published, an index published in substitution for the Consumer Price Index or any replacement index designated by the Landlord. If a substitution is required, the Landlord will make the necessary conversion. If the base year for the Consumer Price Index (or the substituted or replacement index) is changed by Statistics Canada (or by its successor or other governmental agency) the Landlord will make the necessary conversion.

       "Control" will have the meaning attributed to it in Section 2(3) of the CANADA BUSINESS CORPORATIONS ACT in force as of the date of this lease and "Controls" and "Controlled" shall have a corresponding meaning;

       "Cost of Utilities" means the cost of electricity and other utilities supplied to tenants of premises in the Building as determined by the Landlord who in making its determination shall take into account the readings of existing electrical check meters;

       "Delivery Facilities" means those portions of the Project designated by the Landlord as facilities for common use by the Landlord and tenants of the Project for deliveries;

       "Eligible Corporation" means a corporation which Controls, is Controlled by or is under common Control with the Tenant;

       "Expert" means any independent, third party architect, engineer, land surveyor or other professional consultant, as the case may be, appointed by the Landlord and qualified in the opinion of the Landlord to perform the particular function;

       "Expiration of the Term" means the termination of this lease by either effluxion of time or operation of any of its provisions;

       "First Expansion Premises" shall have the meaning given that term in subparagraph 3(b) of Schedule "C";

       "Fixed Rent" means the amount payable under section 6.1(a);

       "Garage" means those portions of the Project designated by the Landlord for parking;

       "Initial Premises" means those portions of the Building, excluding its exterior, initially leased to the Tenant under this lease and shown outlined in red on the floor plans attached as Schedule "A". Such premises comprise all of the 5th and 6th floors of One Park Centre and all of the 3rd, 4th and 5th floors of Two Park Centre. The Rentable Space of the Initial Premises is 74,174 square feet;

       "Insurance" means coverage with respect to the following risks in amounts equal, in the case of the Landlord, to those maintained by prudent owners of like buildings and, in the case of the Tenant, to those maintained by prudent tenants of like premises:

       (a)    comprehensive general liability;

       (b)    all risks coverage;

       (c)    In the case of the Landlord:

              (i)    boiler and machinery; and

              (ii)   loss of rental income by reason of damage; and

       (d)    In the case of the Tenant, legal liability;

       and in the case of the Landlord, such other coverage as the Landlord may determine to maintain and in the case of the Tenant, such other coverage as the Landlord may require, in each case having regard to the risks which are customarily insured against by prudent landlords and tenants of like premises;

       "Land" means the land entered as Parcel 2-8 in the Register for Section Y-15 in the Land Registry Office for the Land Titles Division of Metropolitan Toronto and any adjacent lands owned by the Landlord;

       "Landlord's Cost" means with respect to any cost incurred by the Landlord the actual amount thereof and 15% thereof on account of management and overhead;

       "Leasehold improvements" means the fixtures and improvements made by or on behalf of the Tenant in the Premises;

       "Mortgage" means any encumbrance of the Building;

       "Mortgagee" means the holder of any Mortgage;

       "Notice" has the meaning set forth in section 15.3;

       "Permitted Tenant" means Delrina (Canada) Corporation, its parent company, any affiliate of such parent company or an Eligible Corporation;

       "Premises" means the Initial Premises and, if the Tenant exercises its right to lease such additional premises in accordance with the terms of this lease, the Swing Space, the First Expansion Premises, the Second Expansion Premises and the Cafeteria Premises;

       "Prime" means the rate of interest from time to time announced by The Bank of Nova Scotia as its prime rate;

       "Project" means the improvements constructed on the Land including the Building, the Common Areas, the Garage and any other office buildings;

       "Rent" means the amounts payable by the Tenant to the Landlord under this lease;

       "Second Expansion Premises" shall have the meaning given that term in subparagraph 3(c) of Schedule "C";

       "Structural Elements" means the structural components of the Building or Premises as determined by an Expert;

       "Swing Space" shall have the meaning given that term in subparagraph 4(a) of Schedule "C";

       "Term" means the term of this lease as specified in section 2.3 and any permitted overholding; and

       "Unavoidable Delay" means any event, except financial inability, beyond the control of the party affected thereby which prevents the fulfilment by such party of any obligation hereunder and not caused by such party and not avoidable by the exercise of reasonable effort or foresight by such party.

1.2 DEFINED TERMS - OPERATING COSTS AND TAXES. For the purpose of calculating the Proportionate Share of Operating Cost and Taxes:


"Fiscal Year" means a calendar year provided that the Landlord may by Notice specify an annual date upon which each subsequent Fiscal Year is to begin, in which event the Fiscal Year which would otherwise be current when such annual date first occurs thereafter shall terminate on the preceding day;

"Operating Cost and Taxes" means for a Fiscal Year the aggregate costs paid or payable by the Landlord and established in accordance with good accounting practice applied in the real estate development industry on account of Property Taxes, Insurance and the operation, management, maintenance and repair of:

       (a) the Building and, in the case of Property Taxes, the portion of the Land attributable thereto; and

       (b) on a proportionate basis as hereinafter provided, the Common Areas and the Common Service Areas;

and a charge on account of management and overhead equal to 15% of such costs (exclusive of the Property Taxes component thereof); provided that:

       (i)    the following shall be excluded:

              (A) costs recoverable from tenants other than Operating Cost and Taxes or Insurers;

              (B) debt service, depreciation and costs of a capital nature and interest on any of the foregoing, except as hereinafter provided;

              (C)    costs of procuring any lease;

              (D) income, corporate and other taxes of a personal nature of the Landlord to the extent not imposed in lieu of Property Taxes;

              (E) Capital Tax levied against the Landlord, unless levied, assessed or payable in lieu of or in substitution for Property Taxes;

              (F) costs incurred by the Landlord in making structural repairs to the Building or for the repair and maintenance of Structural Elements unless the need for any of such repairs is caused by or contributed to by the Tenant, in which case the Tenant shall be wholly responsible for the costs so incurred or for the portion of such costs attributable to its act, omission or negligence;

              (G) any costs or expenses incurred by the Landlord in developing or constructing any additional building or buildings otherwise expanding the Project; and

              (H) any cleaning costs with respect to the Building or the Common Areas other than those normally contracted for by the Landlord except to the extent that the Landlord incurs actual and verifiable additional cleaning costs directly attributable to the Tenant's use or occupancy of the Premises, in which case the Tenant shall be solely responsible for such additional cleaning costs attributable to the Tenant's use and occupancy of the Premises.


       (ii) there shall be included the cost amortized at Prime of all capital improvements made after the Building is substantially completed which have the effect of reducing the costs which would otherwise be included in Operating Cost and Taxes;

       (iii) the proportion of Operating Cost and Taxes of the Common Areas and the Common Service Areas shall be allocated equitably by the Landlord between the Building and any one or more of the other office buildings forming part of the Project and be based to the extent possible on the respective aggregate areas of Rentable Space of the Building and such other building or buildings; and

       (iv) if there are unoccupied premises in the building, the Landlord may make an equitable adjustment of the amount of Operating Cost and Taxes by reason of the fact that unoccupied premises occasion lower costs to the end that the tenants of the occupied premises will bear the actual amount of the Operating Cost and Taxes attributable to their premises;

"Property Taxes" means all taxes and other charges imposed by any lawful authority against land and any fixed improvements thereon or upon the Landlord in respect thereof and all costs relating to any appeal thereof;

"Proportionate Share" means the ratio, the numerator of which is the Rentable Space of the Premises and the denominator of which is the aggregate Rentable Space of the Building (exclusive of any storage areas);

"Rentable Space" means:

(a)    with respect to premises on a single tenancy floor occupiable space;

(b) with respect to premises on a multiple tenancy floor occupiable space and a proportion of all shared areas on such floor, such proportion being a fraction, the numerator of which is the occupiable space of the Premises and the denominator of which is the total occupiable space on such floor; and

(c)    for the purpose of this definition:

       (i)    "occupiable space" means:

              (A) with respect to a single tenancy floor, the area of the floor measured from the inside surface of the exterior walls, excluding, where applicable, elevators, stairwells, duct shafts, Delivery Facilities, Common Service Areas, the Building lobby, other like areas and their enclosing walls; and

              (B) with respect to a multiple tenancy floor, the area of the Premises measured from the inside surface of the exterior walls and from the inside surface of all demising walls except those separating the Premises from adjoining premises which shall be measured from the centre lines of such walls;

       (ii) "shared areas" means from time to time the areas included in the measurement made pursuant to part (A) of the term "occupiable space" less the areas included in the measurement of the Premises and all other premises on the same floor made pursuant to part (B) of such term; and


       (iii) in the event of any uncertainty as to the principles of measurement of occupiable space reference should be made to American National Standard Z65.1 - 1980 (Building Owners and Managers Association International standard).

1.3 NUMBER, GENDER AND JOINT LIABILITY. The necessary grammatical changes required to make the provisions of this lease apply in the plural sense where the Tenant comprises more than one entity and to corporations, associations, partnerships or individuals, male or female, shall be assumed as though in each case fully expressed. If the Tenant is more than one person or entity its liability shall be joint and several. If the Tenant is a partnership each person who is or becomes a member of the partnership or any successor partnership shall be jointly and severally liable.

1.4 PROCEDURE FOR APPROVAL. Any request for approval shall be requested by Notice and in the absence of reply given by Notice not later than 15 days after Notice of the request has been given, or such other period of time as is otherwise expressly provided in this lease, the approval shall be deemed to have been given unless the approval may by the terms of this lease be withheld in the discretion of the party whose approval is requested. Each approval shall be in writing unless by operation of the preceding sentence it is deemed to have been given. If either party withholds its approval it shall give Notice of its reason unless the approval may by the terms of this lease be withheld in its discretion.

1.5 DIVISIONS. All references in this lease to articles, sections and other subdivisions are to those in this lease.

1.6 ENTIRE AGREEMENT. This lease and the restrictions and regulations imposed by the Landlord pursuant to sections 3.2 and 4.1 respectively constitute the entire agreement between the Landlord and the Tenant concerning the subject matter of this lease. This lease may only be amended by an agreement in writing signed by the parties hereto.

1.7 REASONABLENESS. The Landlord and the Tenant shall, except as otherwise expressly provided in this lease, each act reasonably, having regard to the fact that they are the owner and a tenant, respectively, of a good quality office building in the Don Mills district of the City of North York, in the exercise and the enforcement of their respective rights under this lease.

1.8 BUILDING STANDARD. The Landlord and the Tenant shall perform their respective obligations under this lease having regard to the general standard of the Building as at August 1, 1995 and subject to the limitations occasioned by the design of the Building and its basic systems.

1.9 NATURE OF THE LEASE. This lease is a completely net lease to the Landlord and accordingly, except as otherwise expressly provided in this lease, the Landlord has no obligations with respect to either the Premises, the Building, the Common Areas, the Common Service Areas, the Garage or the Project.


                                   ARTICLE II
                                 DEMISE AND TERM

2.1 DEMISE - PREMISES. The Landlord hereby leases the Premises to the Tenant and the Tenant hereby leases and accepts the Premises from the Landlord to have and to hold during the Term, subject to the terms of this lease. As at the commencement of the Term, the Premises comprise only the Initial Premises.

2.2 LICENCES. The Landlord hereby grants to the Tenant a non-exclusive licence throughout the Term and subject to control by the Landlord:

       (a)    parking, subject to the terms of paragraph 11 on Schedule "C";

       (b) to use those parts of the Common Areas giving access to the Premises and the Garage;

       (c) to have its name displayed on the main lobby directory board for the Building, on the floor lobby directory board on each floor on which the Premises are located and on the main door to the Premises, all such signs to be under the exclusive control of the Landlord and to conform to the uniform pattern of identification signs for tenants of the Building prescribed by the Landlord; and

       (d) if the Premises constitute one or more full floors of the Building, to have a sign displaying the name of the Tenant in the elevator lobby of each such floor provided that the design of the sign has been approved by the Landlord.

2.3 TERM. The Term shall be ten (10) years beginning August 1, 1995 (the "Commencement Date") and ending the last day of July, 2005.

2.4 SURRENDER. The Tenant shall surrender possession of the Premises by not later than the Expiration of the Term.

2.5 OVERHOLDING. The Tenant may remain in possession of the Premises after the Expiration of the Term with the approval of the Landlord which may be withheld in its discretion. In that event the Tenant shall be a monthly tenant at the rent stipulated in such approval and otherwise upon the terms of this lease.


                                   ARTICLE III
                                 USE OF PREMISES

3.1 USE. The Premises shall be used for general administrative office purposes only to a standard in keeping with the quality and character of the Building. The Tenant shall not permit any part of the Premises to be occupied by any person other than the Tenant and its employees and any subtenant permitted under Article XI and the employees of such subtenant.

3.2 TERRACE. If there is a terrace immediately adjacent to the Premises to which the Tenant has access from the Premises any use thereof by the Tenant shall be subject to whatever restrictions the Landlord, in its discretion, may by Notice impose. If the Tenant fails to observe such restrictions the Landlord may prohibit such access.

3.3 WASTE AND NUISANCE. The Tenant shall not commit or permit any waste or damage to the Premises or any manner of use causing nuisance to other tenants of the Project.

3.4 EXTRAORDINARY EQUIPMENT. The Tenant shall not install any equipment which might affect the capacity of either the structure or the basic systems of the Building.

3.5 FIRE PREVENTION AND ENERGY CONSERVATION. The Tenant shall comply with the requirements of the Landlord with respect to life safety and, with respect to the Premises, energy conservation provided such energy conservation measures do not materially adversely affect the Tenant's lighting, heating and air-conditioning needs or the use of the Premises after regular business hours or on weekends.


3.6 EXTERIOR APPEARANCE OF PREMISES. The Tenant shall keep the exterior appearance of the Premises tidy and business-like and shall not erect any sign or other like object within the Premises which is visible from the exterior of the Premises, except as herein provided.


                                   ARTICLE IV
                                   REGULATIONS

4.1 PURPOSE. The Landlord may by Notice impose regulations for the orderly operation of the Building, the Common Areas and the Garage so long as these do not materially adversely affect the rights and licences otherwise granted to the Tenant by this lease. The present regulations are attached to this lease.

4.2 OBSERVANCE. The Tenant shall observe and shall cause those for whom it is responsible to observe the regulations.

4.3 ENFORCEMENT. The Landlord shall enforce the regulations against all occupants of the Building but in so doing need not institute any legal action unless the character or quality of the Building is materially adversely affected.

                                    ARTICLE V
                            LIMITATION OF LIABILITIES

5.1 LIMITATION OF TENANT'S LIABILITY. If and to the extent that the Tenant shall be prevented or delayed by reason of Unavoidable Delay in the fulfilment of any obligation hereunder other than the payment of Rent, the Tenant shall not be in default and the period for the fulfilment of such obligation shall be extended accordingly.

5.2 LIMITATION OF LANDLORD'S LIABILITY. If and to the extent that the Landlord shall be prevented or delayed by reason of Unavoidable Delay in the performance of any obligation here-under the Landlord shall not be in default and the period for the fulfilment of such obligation shall be extended accordingly. The Landlord shall only be liable for any personal injury or death suffered by the Tenant or any other person who may be upon the Premises or for the loss or any damage to any property of the Tenant or of any such other person if caused by the actual fault or negligence of the Landlord or those for whom it is in law responsible, or if the harm or damage arises due to a breach of this lease by the Landlord or those for whom it is in law responsible.

5.3    INDEMNITY.

       The Tenant shall indemnify and save the Landlord harmless in respect of:

       (a) all claims and liabilities arising from any act or omission of the Tenant or any person for whose conduct the Tenant is responsible and the costs incurred by the Landlord in connection with any action pertaining thereto; and

       (b) any damage suffered by the Landlord by reason of the breach by the Tenant of any of its obligations under this lease and the costs incurred by the Landlord in connection with any action pertaining thereto.

       The Landlord shall indemnify and save the Tenant harmless in respect of:

       (a) all claims and liabilities arising from any act or omission of the Landlord or any person for whose conduct the Landlord is responsible and the costs incurred by the Tenant in connection with any action pertaining thereto; and

       (b) any damage suffered by the Tenant by reason of the breach by the Landlord of any of its obligations under this lease and the costs incurred by the Tenant in connection with any action pertaining thereto.


                                   ARTICLE VI
                                      RENT

6.1    ITEMS OF RENT.  The Tenant shall pay to the Landlord:

       (a)    Fixed Rent for the Initial Premises in the following amounts:

              (i) for the portion of the Initial Premises located in One Park Centre, and comprising 29,383 square feet of Rentable Space, $177,767.15 per annum, in equal monthly instalments of $14,813.93 each, calculated at the rate of $6.05 per square foot of such Rentable Space per annum; and

              (ii) for the portion of the Initial Premises located in Two Park Centre, and comprising 44,791 square feet of Rentable Space, $235,152.75 per annum, in equal monthly instalments of $19,596.06 each, calculated at the rate of $5.25 per square foot of such Rentable Space per annum;

              Fixed Rent with respect to the Swing Space, First Expansion Premises, Second Expansion Premises and the Cafeteria Premises, if the Tenant elects to exercise its rights with respect thereto, shall be calculated and paid in the amounts provided in this lease. Fixed Rent payable by the Tenant with respect to any Renewal Term provided for in this lease shall be determined in the manner required by this lease.

              Notwithstanding the foregoing, the Tenant shall not be required to pay the Fixed Rent of $14,813.93 per month as provided in subparagraph 6.1(a)(i) nor additional rent (including, without limitation, Operating Costs and Taxes) attributable to that portion of the Initial Premises located in One Park Centre and comprising 29,383 square feet of Rentable Space (except for Tenant's hydro charges) in and for the period commencing March 1, 1996 and ending April 30, 1996. The foregoing represents the only rent-free period applicable to any portion of the Premises. For clarity, there shall be no rent free period or abatement with respect to any monthly parking fees payable under this lease, nor with respect to the repayment of leasehold improvement allowances pursuant to paragraph 2 of Schedule "C".

       (b) the Tenant's share of Operating Cost and Taxes (exclusive of Property Taxes, Tenant hydro and Operating Cost not within the control of the Landlord) which shall be the lesser of (i) the Tenant's Proportionate Share of the actual amount of Operating Cost and Taxes (exclusive of Property Taxes, Tenant hydro and Operating Cost not within the control of the Landlord); and (ii) the amount obtained by multiplying the prior year's Operating Cost and Taxes (exclusive of Property Taxes, Tenant hydro and Operating Cost not within the control of the Landlord) payable by the Tenant by the percentage increase in the Consumer Price Index (C.P.I.);

       (c) the Tenant's Proportionate Share of Property Taxes and Operating Cost not within the control of the Landlord;

       (d) the Cost of Utilities supplied to the Premises, including all Tenant hydro charges;

       (e)    the Landlord's Cost on account of the following:

              (i)    the replacement of tubes and ballasts in the Premises;

              (ii) the installation and any change of the name of the Tenant on the main lobby directory board for the Building, on each floor lobby directory board on which the Tenant has its name and on the main door to the Premises;

              (iii) any additional services and equipment agreed to be provided by the Landlord at the request of the Tenant

       (f) the monthly fee charged by the Landlord for parking in accordance with Schedule "C"; and

       (g) the amount, if any, by which the Operating Cost and Taxes attributed to the Premises by the Landlord exceeds the Proportionate Share of Operating Cost and Taxes if such excess is occasioned by the use or improvement of the Premises.

6.2 GENERAL. All amounts payable by the Tenant to the Landlord under this lease shall be deemed to be rent. The Tenant shall pay Rent without abatement, or deduction and set-off, except as expressly provided, in lawful money of Canada to such person and at such address as the Landlord may advise. The Tenant shall pay items of Rent of a recurring nature, including Fixed Rent, in advance on the first day of each month of the Term and shall pay other items of Rent within 30 days of the delivery of an invoice therefor. The Landlord shall estimate and may re-estimate, items of Rent of a recurring and variable nature for each Fiscal Year and advise the Tenant thereof. If the Commencement Date is not the first day of a month or if the Expiration of the Term does not occur on the last day of a month, Rent for the broken period shall be pro-rated.

6.3 FINAL DETERMINATION OF CERTAIN ITEMS OF RENT. The Landlord shall within 120 days after the end of each Fiscal Year provide to the Tenant a statement (the "Statement") setting out in detail the method of calculation of each item of, and the actual amount of the Proportionate Share of Operating Cost and Taxes and such other items of Rent of a recurring and variable nature for such Fiscal Year. If the aggregate monthly instalments on account thereof paid during such Fiscal Year differ from the actual amount thereof set forth in the Statement, the Tenant shall pay or the Landlord shall refund the difference within 30 days after the Statement is provided. If the aggregate of such instalments exceeds by more than 3% the actual amount thereof, the Landlord shall pay to the Tenant interest on the amount of the excess at a rate equal to Prime and 1% per annum calculated from the date of such overpayment being the date, prorated on a per diem basis, when the aggregate of such instalments equals the Tenant's actual Proportionate Share of Operating Cost and Taxes. If the aggregate of such instalments is less than the actual amount thereof by more than 3%, the Tenant shall pay to the Landlord interest on the amount of the short payment at a rate equal to Prime and 1% per annum calculated from the date of such underpayment being the first day of the last month for such Fiscal Year. The Tenant may within the 120 day period after the Statement is provided examine the books and records of the Landlord relating to the Project. The Tenant may by Notice given within such 120 day period but not otherwise dispute the Statement whereupon the matter shall be finally resolved by an Expert. If the Expert determines that the amount payable by the Tenant has been overstated by more than 3% the Landlord shall pay the fee of the Expert. If the Expert determines that the amount payable by the Tenant has not been overstated by three (3%) per cent or more the Tenant shall pay such fee. Any adjustment required to any previous payment made by the Tenant or the Landlord by reason of any such determination shall be made forthwith and shall bear interest at a rate equal to Prime and 1% per annum from the date of such over or under payment as previously described. The Landlord or Tenant may claim a readjustment of the Proportionate Share of Operating Cost and Taxes or of any other item of Rent based upon any error of computation or allocation by Notice given within 180 days after the Statement is provided but not otherwise.

                                   ARTICLE VII
                                      TAXES

7.1 LANDLORD'S TAXES. The Landlord shall pay before delinquency the Property Taxes relating to the Building.

7.2 TENANTS TAXES. The Tenant shall pay before delinquency all taxes and other charges imposed by any lawful authority against the Tenant or any sub-tenant, licensee or occupant of the Premises which if not paid would constitute either a lien on either the Land or the Building or a liability of the Landlord.

7.3 ASSESSMENT APPEALS. The Tenant may conduct any appeal from any governmental assessment or determination of the value of the Land, the Building or the Premises provided the Tenant does not delay or withhold payment of Property Taxes.

                                  ARTICLE VIII
                                    INSURANCE

8.1 LANDLORDS INSURANCE. The Landlord shall maintain Insurance with respect to its interest in the Building, the Common Areas and the Garage. Such insurance shall include, if available, a waiver of any right of subrogation against the Tenant.

8.2 TENANTS INSURANCE. The Tenant shall maintain Insurance with respect to its interest in the Premises, the Leasehold Improvements and all operations of the Tenant in and from the Premises. The Tenant shall at the request of the Landlord provide the Landlord with certificates of such insurance. If both the Landlord and the Tenant have claims to be indemnified under any such insurance, the indemnity shall be applied first to the settlement of the claim of the Landlord and the balance to the settlement of the claim of the Tenant. Such insurance shall include the Landlord and any Mortgagee designated by Notice by the Landlord as named insureds as their interests may appear and, if available, shall contain a cross-liability clause protecting the Landlord in respect of claims by the Tenant as if the Landlord were separately insured and a provision prohibiting the insurer from materially altering or cancelling the coverage without first giving the Landlord at least 30 days prior written notice thereof.


                                   ARTICLE IX
                        OPERATION, SERVICES, MAINTENANCE,
                          REPAIR AND ACCESS BY LANDLORD

9.1 STANDARD OF OPERATION. The Landlord shall operate and manage the Building, the Common Areas, the Common Service Areas and the Garage to the general standard as exists in the Building and such areas as at August 1, 1995.

9.2 SERVICES TO PREMISES. The Landlord shall provide the following services to the Premises:

       (a) heat, ventilation and air conditioning as required for the comfortable use and occupancy of the Premises during normal business hours as determined by the Landlord (and being, at the date of this lease, 8:00 a.m. to 6:00 p.m. Monday to Friday except on legal or statutory holidays);

       (b)    electrical power for lighting and office equipment;

       (c)    replacement of tubes and ballasts;

       (d)    janitorial services; and

       (e)    telecommunication conduits.

9.3 SERVICES TO BUILDING. The Landlord shall provide for the Tenant and others the following services:

       (a)    elevators;

       (b) washroom facilities and a drinking fountain on each floor of the Building on which the Premises are located;

       (c) heat, ventilation, air conditioning, lighting, and janitorial service in the appropriate interior portions of the Common Areas;

       (d) snow removal and landscape maintenance for the appropriate exterior portions of the Common Areas;

       (e)    exterior window washing;

       (f)    garbage removal;

       (g) janitorial services for the appropriate interior portions of the Common Areas; and

       (h) Building security system exclusive of additional security required by the Tenant.

9.4 MAINTENANCE AND REPAIR. The Landlord shall maintain and repair the following:

       (a) the Building (but not the Premises or the premises of other tenants) and its basic systems meaning the heating, ventilating and air-conditioning systems, plumbing and electrical systems serving the Building but not the Premises or the premises of other tenants;

       (b)    the Structural Elements of the Premises; and

       (c)    the Common Areas, the Common Service Areas and the Garage.

9.5    ACCESS BY LANDLORD.  The Landlord may enter the Premises in order:

       (a)    to perform its obligations hereunder;

       (b) to install, maintain and repair equipment within or about the Premises for the supply of services to other premises in the Building;

       (c)    to make repairs or alterations to the Building;

       (d) to take such steps as the Landlord may deem necessary for the safety or preservation of the Project; and

       (e)    to inspect the state of repair of the Premises.

Prior to the exercise of this right the Landlord whenever possible shall consult with the Tenant in order to minimize inconvenience to the Tenant and the Tenant's business and in its exercise of this right shall observe the security requirements of the Tenant.


                                    ARTICLE X
                 MAINTENANCE, REPAIR AND IMPROVEMENTS BY TENANT

10.1 MAINTENANCE OF PREMISES. The Tenant shall maintain and repair the Premises (excluding the Structural Elements thereof) and the Leasehold Improvements.

10.2 LEASEHOLD IMPROVEMENTS. The Tenant may make Leasehold Improvements provided that:

       (a) the Tenant shall furnish the Landlord with professionally prepared plans and specifications therefor;

       (b) if any proposed Leasehold Improvements affect the structure, the walls, the systems or the exterior appearance of the Building, such plans and specifications shall be approved by the Landlord and, at its election, any Expert;

       (c) the Tenant shall advise the Landlord of the identity of its contractors and tradesmen and their respective labour affiliations;

       (d) the Landlord shall either approve any contractors proposed by the Tenant to perform any work which may affect the structure, the walls or the systems of the Building or, upon provision of detailed reasonable grounds, require that any such work be performed by either the Landlord or its contractors in which case the Tenant shall pay the Landlord's Cost on account thereof; the Landlord may refuse to allow the contractors and tradesmen of the Tenant access to the Building if their labour affiliations may conflict with those of the Landlord or those employed by it or if they are not competent;

       (e) the Tenant shall produce evidence satisfactory to the Landlord as to the existence of all necessary permits and sufficient insurance coverage;


       (f) the Tenant shall pay the Landlord's Cost on account of the fees of any Expert appointed to review the plans and specifications whether or not the work proceeds;

       (g) construction of the Leasehold Improvements shall be performed in accordance with the plans and specifications submitted to the Landlord and, where applicable, approved by the Landlord, subject to any conditions or regulations imposed by the Landlord and in a good and workmanlike and expeditious manner using good quality materials;

       (h) the Landlord may inspect construction as it proceeds (the onus being on the Tenant to advise the Landlord whenever any phase has been completed so that an inspection can be made);

       (i) if the Tenant fails to observe any of the requirements of this section the Landlord may require that construction stop and that the Premises be restored to their prior condition failing which the Landlord may do so and the Tenant shall pay the Landlord's Cost on account thereof; and

       (j) notwithstanding any other provision of this lease, the Tenant shall pay only the Landlord's out-of-pocket costs for the supervision of construction and review of Tenant's drawings relating to its construction, from time to time, of Leasehold Improvements for the Premises.

10.3 LIENS. If any lien under the Construction Lien Act, 1983 or any successor statute is registered against the title to the Building and such lien relates to material, labour or any service alleged to have been provided to the Tenant, the Tenant shall upon Notice by the Landlord cause such lien to be discharged within 5 days after such Notice has been given.

10.4 REMOVAL OF LEASEHOLD IMPROVEMENTS - TERM. The Tenant may remove Leasehold Improvements either upon the exercise of its rights under, and upon the terms of, section 10.2 or with the approval of the Landlord which may be withheld in its discretion.

10.5 REMOVAL OF LEASEHOLD IMPROVEMENTS - EXPIRATION OF TERM. Subject to the provisions set out below, the Tenant shall be under no obligation to remove its Leasehold Improvements upon the Expiration of the Term. The Landlord may, however, upon not less than 30 days Notice (except in the case of default and re-entry in which case no prior Notice need be given) require the Tenant before the Expiration of the Term to remove all Leasehold Improvements which are not considered improvements for general office use and which were installed for the specific use of the Tenant (including, without limitation, installations made in, or improvements made to, the Cafeteria Space (if such space is leased by the Tenant pursuant to the terms of this lease), computer room, and all raised flooring, halon fire protection system and additional heating, ventilation and air conditioning equipment installed by the Tenant) and restore the Premises to their original condition. Upon the Expiration of the Term, all Leasehold Improvements (including carpeting and light fixtures) and all personal property of the Tenant remaining in the Premises shall become the property of the Landlord.

                                   ARTICLE XI
                               TRANSFERS BY TENANT

11.1 ASSIGNMENT OR SUBLETTING. The Tenant shall be entitled to assign this lease or sublet or part with possession of all or part of the Premises or mortgage or encumber the lease (collectively, a "Transfer"), but only if it first obtains the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed. At the time of requesting the Landlord's consent, the Tenant shall provide the Landlord with:

       (a) a true copy of the bona fide written offer or agreement respecting the Transfer in connection with which the Landlord's consent is being sought; and

       (b) adequate information regarding the creditworthiness, reputation and business experience of the proposed assignee or subtenant, except that the Tenant shall not have to provide such information where the Transfer involves the mortgaging or encumbrancing of the lease.

11.2 CHANGE IN CONTROL. The Tenant shall obtain the approval of the Landlord to any change in the effective control of the Tenant. Provided, however, that this section 11.2 shall not apply to the Tenant if at such time: (i) the Tenant is a public corporation whose shares are traded and listed on any recognized security exchange in Canada or the United Sates; or
(ii) the Tenant is a private corporation but is controlled by a public corporation defined as aforesaid, so long as in either of the foregoing provisos, notwithstanding any such sale of controlling shares there will continue to be a continuity of management, business practices and policies.

11.3 ADVERTISING OF PREMISES. The Tenant shall not advertise the rental rates, inducements or other financial terms and conditions with respect to the whole or any part of the Premises which may be available for Transfer and shall not permit any broker to do so. If the Rent, additional rent or comparable consideration to be paid by any subtenant or assignee exceeds the Fixed Rent and additional rent then payable by the Tenant with respect to the whole or such part of the Premises which are the subject of the Transfer, the amount of the excess shall be paid to the Landlord forthwith by the Tenant following the Tenant receiving such excess. The Tenant shall be entitled to deduct any brokerage fees, leasehold improvement allowances or tenant inducements actually paid by it in connection with any such Transfer in determining whether the rent and additional rent payable by the subtenant or assignee exceeds that payable by the Tenant.


                                   ARTICLE XII
               TRANSFER BY LANDLORD, SUBORDINATION AND ATTORNMENT

12.1 TRANSFER BY LANDLORD. This lease shall enure to the benefit of and be binding upon the successors and assigns of the Landlord. If the Landlord transfers or leases the Project, or any part thereof, and to the extent that the transferee or lessee becomes liable to perform the obligations of the Landlord here-under, the Landlord shall thereupon no longer be liable.

12.2   SUBORDINATION AND ATTORNMENT.  The Tenant shall upon Notice:

       (a) subordinate this lease to any Mortgage to the intent that this lease and all the interest of the Tenant in the Premises shall be subject thereto as fully as if such Mortgage had been executed and registered and the money thereby secured had been advanced before the execution and delivery of this lease; and

       (b)    agree to attorn to any Mortgagee;

provided that the Tenant receives a non-disturbance agreement in form and content acceptable to the Tenant acting reasonably from any Mortgagee so long as the Tenant is not in default of the terms of this lease subject to the provisions of section 14.1.

12.3 STATUS CERTIFICATES. The Tenant shall certify in writing to the Landlord or as it may direct that this lease is unmodified and in full force and effect (or if modified, stating the modifications and that this lease is in full force and effect as modified), the dates to which Rent has been paid, whether or not there is any existing default on the part of the Landlord of which the Tenant has notice and any other requested information pertaining to the performance by the Landlord and the Tenant of their respective obligations hereunder. Such statement may be requested by the Landlord upon not less than 10 days' Notice. Any such statement may be conclusively relied upon by any purchaser of the Building or any Mortgagee.


                                   ARTICLE XII
                         TERMINATION AND RENT ABATEMENT

13.1 TERMINATION BY TENANT. If the Premises or any other part of the Building, the Garage, the Common Areas or the Common Service Areas are damaged and the Landlord is thereby unable to fulfil its obligations to the Tenant and if in the opinion of an Expert, which shall be given not more than 5 days after the date of such damage, the damage cannot be repaired within a 180 day period (employing normal construction methods without overtime or other premium unless the Landlord otherwise instructs the Expert) then the Tenant may by Notice given not more than 15 days after receipt by the Tenant of the opinion of the Expert (whose fee shall be payable by the Tenant) terminate this lease with effect as of the date on which such Notice is given.

13.2 TERMINATION BY LANDLORD. If any part of the Building, the Garage, the Common Areas or the Common Service Areas is damaged and the Landlord is thereby unable to fulfil its obligations to the Tenant or to any other tenant of the Project and if in the opinion of an Expert, which shall be given not more than 45 days after the date of the damage, the damage cannot be repaired within a 180 day period (employing normal construction methods without overtime or other premium), then the Landlord may by Notice given not more than 15 days after receipt by the Landlord of the opinion of the Expert terminate this lease with effect either as of the date on which such Notice is given, if the Premises have been materially damaged, or if the Premises have not been so damaged, then as of the date stipulated by the Landlord in its Notice which shall be not less than 60 days after the date on which it is given.

13.3 ABATEMENT OF RENT. If the Premises are damaged to the extent that they are incapable, notwithstanding a reasonable amount of inconvenience to the Tenant, of being used by the Tenant for their intended purpose and if the damage has not been caused by any act or omission of either the Tenant or those for whom it is responsible Rent shall abate with effect as of the date of the damage in proportion to the area of the Premises so damaged until either:

       (a) the Landlord and the Tenant, each acting diligently, have completed their respective obligations to repair; or

       (b) the proceeds of any loss of rental income insurance attributable to the damage are no longer available for application on account of the abatement of the Rent payable under this lease and the rent payable under any other leases of premises in the Project affected by the same event of damage or the period of time during which such proceeds would have been available if the Landlord had performed its obligation to maintain the coverage described in part (c)(ii) of the definition of Insurance has expired, whichever is the first to occur.

                                   ARTICLE XIV
                               LANDLORDS REMEDIES

14.1 DEFAULT AND RE-ENTRY. If any item of Rent remains unpaid 15 days after written Notice is given by the Landlord or if the Tenant fails to observe or perform any of its other obligations hereunder after Notice specifying the default and a 15 day period to cure has been given or if the Tenant fails within said curative period to commence to cure such default and proceed diligently to cure same, the Tenant shall be deemed to be in default and the Landlord may at any time thereafter re-enter the Premises and terminate this lease.

14.2 RIGHT OF LANDLORD TO REMEDY. If the Tenant defaults hereunder and such default continues beyond the curative periods provided in section 14.1, the Landlord may proceed to remedy the default, including the making of any payments due or alleged to be due by the Tenant to third parties, and the Tenant shall pay on demand the Landlord's Cost on account thereof.

14.3 BANKRUPTCY OF TENANT. If the Term or a substantial portion of the property of the Tenant on the Premises is seized or taken in execution or attachment by a creditor of the Tenant or if the Tenant makes an assignment for the benefit of creditors or if a receiver-manager is appointed to control the conduct of the business on or from the Premises or if the Tenant becomes bankrupt or insolvent or takes the benefit of any act now or hereafter in force for bankrupt or insolvent debtors or if an order is made for the winding-up of the Tenant the next ensuing 3 months rent immediately will become due and payable as accelerated rent and the Landlord may re-enter and take possession of the Premises as if the Tenant were holding over and this lease shall forthwith be terminated upon Notice by the Land-lord to this effect. Accelerated rent will be recoverable by the Landlord in the same manner as the Rent hereby reserved.

14.4 INTEREST. The Tenant shall pay to the Landlord interest at a rate equal to Prime and 5% per annum on all arrears of Rent.

14.5 COSTS. If legal action is brought by reason of any default by either party hereunder and a default is established, the defaulting party shall pay to the other party all costs incurred therefor, including legal fees (on a solicitor and client basis).


                                   ARTICLE XV
                                  MISCELLANEOUS

15.1 EXHIBITION PREMISES. The Landlord may upon reasonable notice to the Tenant and in a manner that will not materially adversely affect the operation of the Tenant's business exhibit the Premises to prospective purchasers, prospective Mortgagees and, during the last 6 months of the Term, prospective tenants.

15.2 NAME OF BUILDING. The Landlord may designate the name of the Building and the Project and upon not less than 30 days Notice may change the name of either the Building or the Project. The Tenant shall only refer to the Building and the Project by their designated names and shall only use such names as its business address.

15.3 NOTICE. Any Notice to be given pursuant to this lease shall be in writing and shall be deemed to have been given if signed by or on behalf of the party giving Notice and delivered or mailed by registered prepaid post to the other party as follows:

       (a)    to the Landlord at:

              Adason Properties Limited
              Suite 2000
              181 University Avenue
              Toronto, Ontario
              M5H 3M7; and

       (b)    to the Tenant at the Premises.

Any Notice so given shall be deemed to have been given, if delivered, on the first business day following the date of such delivery or, if mailed, on the fifth business day following the date of such mailing. Ether party may by Notice change its address. During any interruption, threatened interruption or substantial delay in postal services, all Notices shall be delivered.

15.4 COMPLIANCE WITH LAWS, ETC. The Landlord and the Tenant shall at all times in the performance of their respective obligations under this lease comply with all laws, bylaws, regulations and orders of any competent authority and with the requirements of any insurer of the interest of the Landlord in the Project.

15.5 REGISTRATION. The Tenant may register this lease with the approval of the Landlord which may in its discretion be withheld in which case the Landlord and the Tenant shall enter into a short form of lease prepared by the Landlord and the Tenant shall pay the Landlord's Cost on account thereof. Such short form shall be for the purpose only of enabling notice of this lease to be registered and shall not affect the respective rights and obligations of the parties hereunder.

15.6 QUIET ENJOYMENT. The Landlord covenants with the Tenant for quiet enjoyment.

15.7 SUCCESSORS TO LANDLORD AND TENANT. This lease shall enure to the benefit of and be binding upon the executors, administrators, successors and assigns of the Landlord and Tenant.

15.8 INDEMNITY This lease shall be effective only when the indemnity agreement in the form attached as Schedule "E" has been executed and delivered by Delrina Corporation.

15.9 SCHEDULES The following Schedules attached hereto are incorporated by reference into this lease and form part of it:

              Schedule "A"  Floor Plans
              Schedule "B"  Option to Renew
              Schedule "C"  Special Provisions
              Schedule "D"  Regulations
              Schedule "E"  Indemnity Agreement


       IN WITNESS WHEREOF the Landlord and the Tenant have executed this lease under their respective seals.


                                        SHERWAY CENTRE LIMITED

                                        /s/ Wendy White
                                        ------------------------------
                                        Wendy White, Vice President
                                                                  Seal
                                        /s/ Michael McKiee
                                        ------------------------------
                                        Michael McKiee, Vice President
                                          and Treasurer


                                        DELRINA (CANADA) CORPORATION


                                        /s/ Dennis Bennie  A.S.O.
                                        --------------------------------
                                        Assistant Secretary
                                                                    Seal
                                        /s/ Micheal Cooperman  A.S.O.
                                        --------------------------------
                                        Assistant Secretary

                                        /s/ Paul Beesley
                                        --------------------------------
                                        Witness

                                  SCHEDULE "A"




            [895 DON MILLS ROAD, BUILDING #, SUITE 100 FLOORPLAN]

                                  SCHEDULE "A"

                                                  ----------------------
[ADASON LOGO]                                     PARK CENTRE
                                                  895 DON MILLS ROAD
                                                  NORTH YORK, ONTARIO

                                                  BUILDING # 1
                                                  SUITE 100
                                                  ----------------------
                                                     SCALE 1" = 20' 0"




                                  [FLOOR PLAN]




Cafeteria Space                                        [MEASURE MASTERS LOGO]
Approximately 7,000 Sq.Ft.                                JUNE 15/95

                                  SCHEDULE "A"

                                                  ----------------------
[ADASON LOGO]                                     PARK CENTRE
                                                  895 DON MILLS ROAD
                                                  NORTH YORK, ONTARIO

                                                  BUILDING # 1
                                                  SUITE 500
                                                  ----------------------
                                                     SCALE 1" = 20' 0"




                                  [FLOOR PLAN]




Rentable (Sq.Ft.)  14,949                              [MEASURE MASTERS LOGO]
                                                          JUNE 15/95

                                  SCHEDULE "A"

                                                  ----------------------
[ADASON LOGO]                                     PARK CENTRE
                                                  895 DON MILLS ROAD
                                                  NORTH YORK, ONTARIO

                                                  BUILDING # 1
                                                  SUITE 600
                                                  ----------------------
                                                     SCALE 1" = 20' 0"




                                  [FLOOR PLAN]




Rentable (Sq.Ft.)  14,434                                   [LOGO]
                                                          JUNE 15/95

                                  SCHEDULE "A"

                                                  ----------------------
[ADASON LOGO]                                     PARK CENTRE
                                                  895 DON MILLS ROAD
                                                  NORTH YORK, ONTARIO

                                                  BUILDING # 1
                                                  SUITE 300
                                                  ----------------------
                                                     SCALE 1" = 20' 0"




                                  [FLOOR PLAN]




Rentable (Sq.Ft.) 14,921                               [MEASURE MASTERS LOGO]
                                                          JUNE 15/95

                                  SCHEDULE "A"

                                                  ----------------------
[ADASON LOGO]                                     PARK CENTRE
                                                  895 DON MILLS ROAD
                                                  NORTH YORK, ONTARIO

                                                  BUILDING # 2
                                                  SUITE 400
                                                  ----------------------
                                                     SCALE 1" = 20' 0"




                                  [FLOOR PLAN]




Rentable (Sq.Ft.) 14,921                             [MEASURE MASTERS LOGO]
                                                          JUNE 15/95

                                  SCHEDULE "A"

                                                  ----------------------
[ADASON LOGO]                                     PARK CENTRE
                                                  895 DON MILLS ROAD
                                                  NORTH YORK, ONTARIO

                                                  BUILDING # 2
                                                  SUITE 500
                                                  ----------------------
                                                     SCALE 1" = 20' 0"




                                  [FLOOR PLAN]




Rentable (Sq.Ft.) 14,949                              [MEASURE MASTERS LOGO]
                                                          JUNE 15/95

                                  SCHEDULE "B"

                                 OPTION TO RENEW

(a) The Tenant may renew this lease for 2 successive periods of 5 years (each such period being called a "Renewal Term"), commencing on the day following the date of expiration of the initial Term or the first 5 year Renewal Term, as the case may be, provided that the Tenant shall only be entitled to renew this lease if it:

     (i) has not been notified of a default in the performance of its obligations under this lease which it has failed to cure within the times required by this lease, and, subject to such notice but irrespective of cure, has not otherwise been in persistent default during the Term or a Renewal Term;

     (ii) is in possession and occupancy of and is using at least 45,000 square feet of Rentable Space in the Building in accordance with the terms of this lease; and

     (iii) gives Notice to the Landlord that it wishes to renew this lease not less than 6 months prior to the expiration of the Term or the then current Renewal Term, as the case may be, failing which this right of renewal shall be rendered null and void.

(b) If the Tenant exercises its right of renewal in accordance with the foregoing, this lease shall be renewed upon the same terms and conditions contained in this Lease, save and except as follows:

     (i) the Tenant shall only be entitled to a total aggregate number of renewals equal to the number of successive periods referred to above so that there will be no further right of renewal following the exercise of the second right of renewal. For greater certainty, if the Tenant exercises both of the within rights of renewal in accordance with this lease, the Tenant shall be entitled to lease the Premises for a total of 10 years following the expiration of the original Term of this lease, unless this lease is sooner terminated;

     (ii) the provisions of paragraphs 1, 2, 3, 4 (other than subparagraph 4(j)), 5, 6, 7 and 11 of Schedule "C" and any other provision of this lease which by its terms is applicable only to the initial Term shall not apply;

     (iii) the Tenant shall not be entitled to the benefit of the rent free period described in paragraph 6.1(a);

     (iv) the Fixed Rent shall be the then current fair market rental value of the Premises then being leased by the Tenant (the "Renewed Premises"), as established by the mutual agreement of the Landlord and the Tenant.

               For the purpose of this Schedule, the "current fair market rental value" of the Renewed Premises means the annual amount of Fixed Rent which could reasonably be obtained by the Landlord for the Renewed Premises from a willing tenant or willing tenants dealing at arms' length with the Landlord in the market prevailing, having regard to all relevant circumstances including the size and location of the Renewed Premises, the facilities afforded, the condition of the Renewed Premises and the value of the improvements (disregarding the value of the Tenant's trade fixtures and also disregarding any deficiencies in the condition and state of repair of the Renewed Premises as a result of the Tenant's failure to comply with its repair obligations under this lease) and having regard to rentals currently being obtained for space in the Building itself and for comparable space in other buildings comparably located.

     If the Fixed Rent to be applicable during a Renewal Term has not been mutually agreed upon by the Landlord and the Tenant at least 4 months prior to the expiry of the Term or the then current Renewal Term, as the case may be, the Fixed Rent applicable during such Renewal Term shall be determined by the award of 3 arbitrators or a majority of them. At least 45 days prior to the expiry of the Term or the then current Renewal Term, as the case may be, the Landlord and Tenant shall each name and appoint one arbitrator. These appointed arbitrators shall forthwith appoint a third arbitrator. The award of such arbitrators or majority of them shall be made prior to the expiration of the Term of this lease, but if it is not so made, the Tenant shall continue to pay the Fixed Rent which it was paying during the last year of the Term or the Renewal Term, as the case may be, until such time as the award is made and the parties shall promptly make all necessary adjustments regarding any over or underpayment of Fixed Rent effective the first day of the relevant Renewal Term. Each party shall pay the fees of the arbitrator named by it and the fees of the third (3rd) arbitrator and any other expenses under the said arbitration shall be borne equally by the Landlord and the Tenant. If the Landlord or Tenant neglect or refuse to name an arbitrator within the time hereinbefore limited, or to proceed with the arbitration, the arbitrator named by the Landlord or Tenant as the case may be, shall proceed and fix the Fixed Rent for the Renewal Term and his award shall be final. The provisions of the Arbitrations Act (Ontario) shall govern the arbitration. All documents and proceedings with respect to the arbitration are to be kept confidential by each of the parties.

                                  SCHEDULE "C"

                               SPECIAL PROVISIONS


1.   SIGNING BONUS AND LETTER OF CREDIT

     The Tenant acknowledges that in connection with a lease dated January 8, 1992 (the "5th Floor Lease") between it and the Landlord with respect to premises on the 5th floor of Two Park Centre, the Landlord paid the Tenant a bonus for signing such lease in the amount of $296,940.00. The Tenant agrees to provide an irrevocable, unconditional bank letter of credit to the Landlord in the amount of $296,940.00, having a term of two (2) years, from August 1, 1995 (with interest accruing thereunder to be for the credit of the Tenant), which letter of credit can be drawn on by the Landlord in the event of default by the Tenant, subject to the default provisions contained in section 14.1, and applied against the damages the Landlord actually suffers as a result of such default. The Tenant confirms that its obligation to deliver such letter of credit shall continue notwithstanding the surrender and termination of the 5th Floor Lease.

2.   PREMISES "AS IS"/LEASEHOLD IMPROVEMENT ALLOWANCE

     Except for the Landlord's obligation to remove existing leasehold improvements in the Swing Space, First Expansion Premises and Second Expansion Premises in accordance with paragraphs 3 and 4 of this Schedule "C", the Tenant acknowledges and confirms that all of the Premises are leased to the Tenant on an absolutely "as is" basis and that the Landlord has no obligations to construct improvements or make repairs therein as at the commencement of the Term or as additional premises may be added to and become part of the Premises.

     The Landlord agrees that on Notice from the Tenant, it will provide to the Tenant a leasehold improvement allowance of up to $10.00 per square foot of Rentable Space of the Initial Premises, the First Expansion Space, the Second Expansion Space and the Swing Space subject to the following conditions:

          (a) no part of such allowance shall be paid in respect of the Rentable Space of the First Expansion Space, the Second Expansion Space or the Swing Space unless the Tenant has exercised its right to lease such space in accordance with the provisions of this Lease;

          (b)  the Tenant shall be a Permitted Tenant;

          (c) the Tenant has not been notified of a default in the performance of its obligations under this lease which it has failed to cure within the times required by this lease, and, subject to such notice but irrespective of cure, has not otherwise been in persistent default of its obligations under this lease;

          (d) the Landlord's obligations to make any such payments shall not commence until January 1, 1996;

          (e) such allowance shall be used only for the construction or installation of Leasehold Improvements by or for the Tenant on its own account and not for any other party;

          (f) all work of construction or installation of Leasehold Improvements with respect to which such allowance is to be advanced shall have been approved by the Landlord in accordance with section 10.2;

          (g) all advances of such allowance will be made in monthly instalment payments directly to the Tenant's contractors and suppliers subject to statutory holdbacks as required by law, against detailed invoices from such contractors and suppliers and such statutory declarations and certificates of completion from contractors, subcontractors and architects as reasonably required by the Landlord.

     Notwithstanding the foregoing provisions, the sole obligation for contracting for the construction of Leasehold Improvements or other work to be performed in the Premises and for payment of all suppliers, contractors, subcontractors, architects and engineers in connection therewith shall be and remain with the Tenant and the Tenant shall indemnify the Landlord with respect to all costs, expenses and liability with respect thereto, provided that the Landlord pays the allowance in accordance with the foregoing provisions. The Tenant confirms that no part of the leasehold improvement allowance described in this section will be used for the construction of Leasehold Improvements or for the performance of any other construction for any subtenant or to provide an inducement or allowance to any subtenant.

     The total amount of any leasehold improvement allowance advanced pursuant to this section shall be repaid by the Tenant in equal blended monthly installments of principal and interest fully amortized over the remaining Initial Term of the lease from the date on which each advance of such allowance by the Landlord has been made, utilizing an interest rate of 10% per annum calculated monthly on the unamortized portion of such allowance. Such payments of principal and interest shall be added to the Fixed Rent otherwise payable with respect to the Premises and paid to the Landlord as additional rent on the first day of each month during the Initial Term until fully paid.

     If the aggregate amount of leasehold improvement allowances advanced by the Landlord to the Tenant with respect to the Initial Premises, Swing Space, First Expansion Premises, Second Expansion Premises or otherwise exceeds or will exceed $1,000,000.00 then the Landlord at its option, prior to the advance of any allowances in excess of $1,000,000.00, shall be entitled to require that the Tenant deliver an irrevocable, unconditional bank letter of credit in favour of the Landlord for such amount in excess of $1,000,000.00 and to secure the repayment thereof in accordance with the preceding provisions. Such letter of credit shall be renewed annually and remain in place until the unamortized balance of the aggregate of all leasehold improvement allowances advanced by the Landlord to or on behalf of the Tenant is less than $1,000,000.00.

3.   EXPANSION PREMISES

(a)  Provided that:

     (i)       the Tenant is a Permitted Tenant;

     (ii) the Tenant has not been notified of a default in the performance of its obligations under this lease which it has failed to cure within the times required by this lease and, subject to such notice but irrespective of cure, has not otherwise been in persistent default of its obligations under this lease; and

     (iii) with respect to the Second Expansion Premises, the Tenant has been and remains in continuous actual possession, occupancy and use of no less than 74,171 square feet of Rentable Space in the Building from the commencement of the Term until February 1, 1997, then the tenant shall be entitled to lease the First Expansion Premises and the Second Expansion Premises in accordance with this paragraph 3.

(b) The first of such additional premises (the "First Expansion Premises") shall comprise one full floor of no less than 9,100 square feet of Rentable Space and no more than 15,000 square feet of Rentable Space within either One Park Centre or Two Park Centre.

(c) The second of such additional premises (the "Second Expansion Premises") shall comprise one full floor of no less than 9,100 square feet of Rentable Space and no more than 15,000 square feet of Rentable Space within either One Park Centre or Two Park Centre;

(d) In order to exercise its right to lease the First Expansion Premises, the Tenant must provide Notice to the Landlord (the "First Notice") electing to lease the First Expansion Premises on or before April 30, 1996. Within fifteen (15) business days of receipt of the First Notice the Landlord shall give the Tenant Notice (the "First Response") of the possible space within the Building which could constitute the First Expansion Premises, and the area of each such space and the Tenant shall have five (5) business days from its receipt of the First Response to elect which particular space identified in the First Response it wishes to designate as the First Expansion Premises. If the Tenant exercises its rights with respect to the First Expansion Premises, then the space so designated by it from the space identified in the First Response shall be leased to the Tenant as the First Expansion Premise, and the Fixed Rent payable by the Tenant with respect thereto shall be calculated at the rate of $3.40 per square foot per annum of the actual Rentable Space comprising the First Expansion Premises, which shall be payable in equal monthly installments, in advance, in the same manner as the Fixed Rent for the Initial Premises.

(e) In order to exercise its right to lease the Second Expansion Premises, the Tenant must provide Notice to the Landlord (the "Second Notice") electing to lease the Second Expansion Premises on or before February 1, 1997. Within fifteen (15) business days of receipt of the Second Notice the Landlord shall give the Tenant Notice (the "Second Response") of the possible space within the Building which could constitute the Second Expansion Premises, and the area of each such space and the Tenant shall have five (5) business days from its receipt of the Second Response to select which particular space identified in the Second Response it wishes to designate as the Second Expansion Premises. If the Tenant exercises its rights with respect to the Second Expansion Premises, then the space so designated by it from the space identified in the Second Response shall be leased to the Tenant as the Second Expansion Premise, and the Fixed Rent payable by the Tenant with respect thereto shall be calculated at the rate of $3.60 per square foot per annum of the actual Rentable Space comprising the Second Expansion Premises, which shall be payable in equal monthly installments, in advance, in the same manner as the Fixed Rent for the Initial Premises.

(f) The following additional terms and conditions shall apply to the First Expansion Premises and the Second Expansion Premises:

     (i) the expiry date of the Tenant's term of occupancy of the First Expansion Premises or Second Expansion Premises will be co-terminus with the Expiration of the Term;

     (ii) if the Tenant fails to give written notice to the Landlord exercising its rights with respect to the First Expansion Premises prior to April 30, 1996 or with respect to the Second Expansion Premises prior to February 1, 1997, the rights of the Tenant with respect hereto shall be null and void and of no further effect and the Landlord will be entitled to market the space which would otherwise have comprised such expansion premises to unrelated third party tenants;

     (iii) if the Tenant exercises its rights for the First Expansion Premises or the Second Expansion Premises, such premises shall become part of the Premises no earlier than sixty (60) days and no later than one hundred and eighty (180) days (to be determined by the Landlord acting reasonably) after the Landlord receives the First Notice or the Second Notice, as the case may be. The First Response and the Second Response shall specify the date on which the First Expansion Premises and the Second Expansion Premises, respectively will become part of the Premises;

     (iv) the Tenant shall be granted a thirty (30) day fixturing period immediately prior to each of the First Expansion Premises and Second Expansion Premises becoming part of the Premises during which time the Tenant will be given occupancy of such premises for the purposes of preparing same for its use without the payment of Fixed Rent or additional rent (including, without limitation, Operating Cost and Taxes), except for the cost of utilities consumed by it in the First Expansion Premises or Second Expansion Premises, as the case may be;

     (v) the Landlord shall, at the Tenant's request by Notice and prior to the commencement of the fixturing period for the First Expansion Premises and Second Expansion Premises, as the case may be, remove all existing leasehold improvements in such expansion premises, at the Landlord's sole cost and expense. Apart from the removal of those leasehold improvements which the Tenant requires the Landlord to remove, the Landlord shall have no other obligations to make repairs or other improvements in the First Expansion Premises or Second Expansion Premises and the Tenant acknowledges that it will take the First Expansion Premises or Second Expansion Premises in absolutely "as is" condition; and

     (vi) the Landlord agrees that the aggregate Rentable Space of the First Expansion Premises and Second Expansion Premises offered to the Tenant shall not be less than 23,000 square feet of Rentable Space. By way of example, if the First Expansion Premises offered by the Landlord comprise 10,000 square feet of Rentable Space, the premises offered by it as the Second Expansion Premises would comprise no less than 13,000 square feet of Rentable Space.

(g) Except as set out in this paragraph 3, or as otherwise provided in this lease, the terms and conditions of this lease shall apply to both the First Expansion Premises and the Second Expansion Premises but for purposes of clarity there shall be no rent-free periods provided for by the Landlord with respect to either the First Expansion Premises or Second Expansion Premises. The parties will enter into an appropriate lease amending agreement to include such expansion premises within the Premises and to amend the provisions relating to Fixed Rent accordingly.

4.   SWING SPACE

(a)  Provided that:

     (i)       the Tenant is a Permitted Tenant; and

     (ii) the Tenant has not been notified of a default in the performance of its obligations under this lease which it has failed to cure within the times required by this lease, and, subject to such notice but irrespective of cure, has not otherwise been in persistent default of its obligations under this lease, the Tenant shall have the right and option, until August 1, 1996, on not less than thirty (30) days' prior Notice to the Landlord (the "Swing Notice"), to elect to lease additional premises of not less than 10,200 square feet of Rentable Space and no more than 13,000 square feet of Rentable Space, subject to availability, anywhere in the Building with the exception of the second floor in One Park Centre (such additional premises being called the "Swing Space").

(b)  In order to exercise such right and option, the Tenant must:

     (i) provide the Landlord with the Swing Notice on or prior to August 1, 1996; and

     (ii) specify in the Swing Notice the actual number of square feet of Rentable Space required by it in the Swing Space,

     failing which the Tenant's rights to lease the Swing Space shall be null and void and of no further effect.

(c) The Landlord shall within fifteen (15) business days of receiving the Swing Notice give the Tenant Notice (the "Swing Response") of the possible locations within the Building that will satisfy the Tenant's space requirements for the Swing Space as specified in the Swing Notice. Within five (5) business days of the Tenant receiving the Swing Response, the Tenant shall by further Notice to the Landlord (the "Selection Notice") elect which particular space offered to it by the Landlord it wishes to select to constitute the Swing Space.

(d) The Swing Space shall become part of the Premises sixty (60) days following the date of the Selection Notice and the expiry date of the Tenant's term of occupancy of the Swing Space will be co-terminus with the Expiration of the Term. The parties will enter into an appropriate lease amending agreement to include the Swing Space within the Premises and to amend the provisions relating to Fixed Rent accordingly.

(e) The Tenant shall have a 30 day fixturing period immediately prior to the date on which the Swing Space becomes part of the Premises, during which fixturing period the Tenant will not be required to pay Fixed Rent or additional rent (including, without limitations Operating Cost and Taxes), except for the cost of utilities consumed in the Swing Space.

(f) The annual rate per square foot of Fixed Rent for the Swing Space shall be calculated in accordance with the following formula:

     $3.00 + [$0.40 x A .DIVIDED BY B], where:

     A = the number of days between August 1, 1995, and the date on which the Tenant's Notice for the Swing Space is given to the Landlord, both dates inclusive.

     B =  366.

     Fixed Rent calculated at such annual rate per square foot shall be payable in equal monthly instalments in advance on the first day of each month so long as the Swing Space forms part of the Premises during the Term.

(g) The Landlord shall, at the Tenant's request by Notice and prior to the commencement of the fixturing period for the Swing Space, remove all existing leasehold improvements in the Swing Space, at the Landlord's sole cost and expense. Apart from the removal of those leasehold improvements which the Tenant requires to be removed, the Landlord shall have no other obligations to make repairs or other improvements in the Swing Space and the Tenant acknowledges that it will take the Swing Space in absolutely "as is" condition.

(h) Except as set out in this paragraph or as otherwise provided in this lease, the terms and conditions of this lease shall apply to the Swing Space but for the purposes of clarity there shall be no rent-free periods or other financial inducements (other than the leasehold improvement allowance referred to in paragraph 2 of this Schedule "C") provided for by the Landlord with respect to the Swing Space.

(i) If the Tenant elects to terminate the lease with respect to the Swing Space as provided in subparagraph 4(j), it shall pay to the Landlord the complete unamortized balance (calculated using the 10% per annum interest factor described in paragraph 2 of this Schedule "C") of any leasehold improvement allowance paid by the Landlord to the Tenant in respect of the Swing Space, together with all real estate commissions and fees incurred by the Landlord with respect to the Swing Space, also with interest thereon at the rate of 10% per annum from the date on which originally paid by the Landlord to the date of repayment by the Tenant, such payments to be made by the Tenant to the Landlord by certified cheque or bank draft on the date of termination of the lease with respect to the Swing Space.

(j)  If:

     (i)       the Tenant is a Permitted Tenant;

     (ii) the Tenant has not been notified of a default in the performance of its obligations under this lease which it has failed to cure within the times required by this lease, and, subject to such notice but irrespective of cure, has not otherwise been in persistent default of its obligations under this lease; and

     (iii) the Tenant is itself in actual possession, occupancy and use of at least 45,000 square feet of Rentable Space in the Building at such time,

     the Tenant may during the Initial Term (but not thereafter) terminate the lease with respect to the Swing Space by giving the landlord not less than nine (9) months' prior written notice of such termination. If such notice is given, the lease, to the extent applicable to the Swing Space, shall be terminated effective the date set out in the said notice for termination, subject to payment by the Tenant of the amount described in subparagraph 4(i), and the lease shall be deemed to be amended accordingly on such date.

5.   TERMINATION RIGHTS

(a)  If:

     (i)       the Tenant is a Permitted Tenant;

     (ii) the Tenant has not been notified of a default in the performance of its obligations under this lease which it has failed to cure within the times required by this lease, and, subject to such notice but irrespective of cure, has not otherwise been in persistent default of its obligations under this lease; and

     (iii) the Tenant is itself in actual possession, occupancy and use of at least 45,000 square feet of Rentable Space in the Building at the time it elects to exercise the within option,

     the Tenant shall have the one time right and option to terminate this lease with respect to the Initial Premises and, if the Tenant has exercised its rights in this Lease to lease such space, the Cafeteria Premises, the First Expansion Premises and the Second Expansion Premises (collectively, the "Terminated Space"), effective July 31, 2000 (the "Termination Date").

(b) In order to exercise such right the Tenant shall give Notice to the Landlord to that effect by no later than July 31, 1999, failing which the Tenant's right to so terminate shall be null and void and of no further effect.

(c) Such termination, if exercised, shall be effective only if, on the Termination Date, the Tenant pays to the Landlord, by certified cheque or bank draft, a sum equal to the aggregate of:

     (i) $839,662.00 (representing the Landlord's lease restructuring costs and real estate fees with respect to the Initial Premises);

     (ii) an amount equal to the unamortized balance of all leasehold improvement allowances paid by the Landlord with respect to the Terminated Space and all real estate brokerage fees and commissions incurred or paid by the Landlord with respect to either the Cafeteria Premises, the First Expansion Premises or the Second Expansion Premises, together with interest at the rate of ten per cent (10%) per annum, calculated monthly to the date of payment on such unamortized balance, leasehold allowances, real estate fees and lease restructuring costs.

     Failure to make all of such payments on the Termination Date shall render the Tenant's exercise of such option to terminate ineffective, and the lease shall continue on in full force and effect as if never terminated.

6.   OPTION TO LEASE THE CAFETERIA PREMISES

(a) At the written request of the Tenant by Notice, to be given no later than September 30, 1995, the Tenant may elect to include the existing ground floor cafeteria space of up to 7,000 square feet of Rentable Space (approximately) in One Park Centre as shown cross-hatched on the plan of such floor forming part of Schedule "A" (the "Cafeteria Premises") as part of the Premises. If the Tenant elects to include such Cafeteria Premises within the Premises they shall be leased on the same terms and conditions, and at the same rates of Fixed Rent per square foot per annum as that part of the Initial Premises located in One Park Centre (namely, $6.05 per square foot) and the Cafeteria Premises shall become part of the Premises on the tenth business day following the date that the Tenant advises the Landlord of its election.

(b) The parties will enter into an appropriate lease amending agreement to include such Cafeteria Premises within the Premises and to amend the provisions relating to Fixed Rent accordingly.

(c) If the Tenant exercises such right to acquire the Cafeteria Premises, the Landlord agrees that it will use its reasonable best efforts to assist the Tenant to acquire the existing cafeteria equipment located in the Cafeteria Premises from the owner thereof at a price acceptable to the Tenant, but the Landlord shall not be obliged to incur any financial cost or expense whatsoever with respect to the acquisition of such equipment.

(d) If the Tenant does not exercise its right to include such Cafeteria Premises within the Premises by September 30, 1995 then, after such date, the Tenant will have the right of first offer on such Cafeteria Premises until March 31, 1996. In the period from October 1, 1995 to March 31, 1996 the Landlord shall advise the Tenant of any serious interest expressed by any third party in leasing the Cafeteria Premises and the Tenant may elect to submit an offer to lease the Cafeteria Premises as a result of Landlord's advice. If the Tenant elects to do so, the Landlord shall be free to accept or reject the Tenant's offer, it being understood and agreed that the Landlord has no obligation to accept the Tenant's offer or to lease such Cafeteria Premises to the Tenant, whether pursuant to such offer or otherwise.

7.   ADDITIONAL CONDUIT

     Within sixty (60) days following commencement of the Term, the Landlord will provide the Tenant with sufficient additional conduit between the portions of the Premises in One Park Centre and Two Park Centre in order to connect the Tenant's cabling requirements between such portions of the Premises. The amount of conduit required and its type and location shall be as mutually agreed between the Landlord and Tenant, acting reasonably.

8.   STORAGE

(a) The Tenant shall have the right, by Notice given to the Landlord by no later than February 1, 1996, to elect to lease up to 8,000 square feet of storage space in the basement level of the Building. The Tenant's Notice shall specify the amount of storage space required by the Tenant. If the Tenant exercises such right, the actual location of the storage space shall be determined by the Landlord, acting reasonably, in good faith and in accordance with the requirements stipulated by the Tenant in its Notice. The Landlord shall advise the Tenant of the location of the Storage Space to be leased to the Tenant within 15 business days of receiving the Tenant's Notice and the commencement date for the lease of the Storage Space shall commence on the tenth business day following the date that the Landlord so advises the Tenant.

(b) The Tenant shall pay a gross rental of $6.50 per square foot per annum of the area of such storage space until the expiry of the first five (5) years of the Term and a gross rental of $8.50 per square foot per annum of the area of such storage space for the last five (5) years of the Term of this lease, all of which shall be paid in equal monthly instalments in advance. If the Tenant elects to retain such storage space during any renewal term of this lease, the gross rent payable by the Tenant during such period or periods shall be at then current market rates applicable for comparable storage space as agreed upon by the Landlord and the Tenant. Failing agreement, the gross rent shall be determined in accordance with the arbitration regime set out in Schedule "C" to this lease.

(c) If the Tenant does not exercise its right to lease such storage space by February 1, 1996, the Tenant's rights to lease storage space in the basement of the Building shall be subject to availability of such space from time to time thereafter. To the extent storage space is available, it will be leased to the Tenant at the same gross rental and on the same terms as set out above.

9.   SIGNAGE

     If and only so long as:

     (i)    the Tenant is a Permitted Tenant;

     (ii) the Tenant has not been notified of a default in the performance of its obligations under this lease which it has failed to cure within the times required by this lease, and, subject to such notice but irrespective of cure, has not otherwise been in persistent default of its obligations under this lease; and

     (iii) the Tenant is and remains throughout the Term in continuous actual possession and occupancy and use of no less than 45,000 square feet of Rentable Space in the Building,

     the Tenant will be entitled to install and maintain signage on the top floor exterior fascia of Two Park Centre, subject to the following terms:

     (a) the Tenant shall have the right to install a sign on two sides of the top floor exterior fascia of Two Park Centre;

     (b) the cost of installation, maintenance and repair of such signage and the cost of all necessary permits and municipal and other governmental approvals necessary to install and maintain such signage shall be paid for by the Tenant;

     (c) the Tenant shall have the sole obligation to obtain all necessary permits, licences and other approvals necessary for such signage;

     (d) all of such signage (and any changes to such signage) shall be subject to the Landlord's prior approval, not to be unreasonably withheld or delayed, to ensure that such signage complements the architectural integrity of the Building and the overall building complex;

     (e) the Tenant shall, on the expiration or termination of this lease, promptly cause such signage to be removed and shall repair and restore any damage caused to the Building resulting from either the installation, maintenance or removal of such signage. If the Tenant fails to do so, the Landlord may remove such signage and the Tenant shall forthwith pay to the Landlord on demand all of the Landlord's costs incurred for such removal and for the repair and restoration of any such damage. Such signage shall also be forthwith removed by the Tenant if at any time during the Term or any renewal thereof the preconditions to the installation and maintenance of such signage, as recited in this section, are no longer met.

10.  RELOCATION

(a) If, at any time during the Term or any renewal of the Term, the Landlord requires possession of all or any portion of the Premises located from to time in One Park Centre for any purpose whatsoever, the Landlord may, on no less than three (3) months' prior Notice to the Tenant (the "Relocation Notice"), require the Tenant to vacate all or any portion of the Premises located in One Park Centre as specified in the Relocation Notice (the "Vacated Space") on the date specified in the Relocation Notice (the "Relocation Date") and relocate into other premises in Two Park Centre (the "Relocated Premises"). If a Relocation Notice is given, this lease, insofar as it relates to the Vacated Space, shall terminate on the Relocation Date, but only if the Landlord has completed the Relocated Premises in accordance with its obligations set out in paragraph 10(b);

(b) The Relocated Premises shall be comparable in all material respects to the Vacated Premises and shall be fully fixtured (not including the Tenant's trade fixtures) and in "turn-key" condition and available for the Tenant's occupancy on the Relocation Date, the Landlord being fully responsible for performing all work required to make the Relocated Premises so available.

(c) The Landlord shall pay all direct costs of preparing the Relocated Premises for occupation by the Tenant (which costs shall include, without limitation, all costs in wiring the Relocated Premises for the Tenant's use) and of relocating the Tenant and all of the Tenant's property, fixtures and furniture therein. The Landlord shall not be liable for any other or consequential costs, damages or losses to or of the Tenant as a result of such relocation.

(d) To the extent that the Rentable Space of the Relocated Premises is not identical to that of the Vacated Premises, the Fixed Rent shall be adjusted upwards or downwards, as the case may be, at the same rate per square foot per annum as was payable with respect to the Vacated Premises, but Fixed Rent may be increased only to the extent that the Rentable Space of the Relocated Premises is no more than 2% greater than the Rentable Space of the Vacated Premises (the "Allowable Increase"). If the Rentable Space of the Relocated Premises exceeds the Rentable Space of the Vacated Premises by more than the Allowable Increase, no Fixed Rent shall be payable by the Tenant for the increased area of the Relocated Premises in excess of the Allowable Increase. The parties agree that in no circumstances shall the Relocated Premises have a Rentable Space more than 10% greater or less than the Rentable Space of the Vacated Premises.

(e) The parties shall enter into such lease amending agreements as necessary to effect the foregoing.

11.  PARKING

(a) The Landlord shall make available to the Tenant throughout the initial Term (but not any Renewal Term), 3.3 covered parking stalls in the Garage per 1,000 square feet of Rentable Space of the Premises from time to time (the "Base Stalls"). In addition, the Landlord will, subject to availability of parking stalls and at the Tenant's request, provide the Tenant with additional covered parking on a month to month basis at a ratio of 1 stall per 1,000 square feet of Rentable Space of the Premises from time to time (the "Monthly Stalls").

(b) The Tenant shall pay for the Base Stalls and Monthly Stalls allocated to it in each month during the first 3 years of Term a monthly charge of $15.00 per stall per month. Thereafter, the monthly fee payable by the Tenant for the Base Stalls and Monthly Stalls allocated to the Tenant in each month shall be based on the fair market monthly rates for comparable parking facilities in the general geographic area in North York/Don Mills in which the Building is located. For greater certainty, in determining the parking rates, the parties shall not take into account parking rates in buildings located on or near a subway line.

(c) The Tenant shall pay the basic monthly charge for Base Stalls and Monthly Stalls allocated to it in any month irrespective of the Tenant's use of such stalls.

(d) If, in any month, the Tenant utilizes parking stalls in excess of the Base Stalls and Monthly Stalls allocated to it in such month, the Tenant shall pay for such stalls, apart from the Excess Stall Charge set out in subparagraph 11(f), a daily charge for each business day in which such stalls are utilized calculated pro rata based upon the then current monthly charge payable by the Tenant for Base Stalls and Monthly Stalls and the number of business days in such month. The Landlord shall invoice the Tenant monthly for any parking stalls to which the foregoing charges apply.

(e) The Landlord will provide the Tenant with additional parking access cards with respect to the Garage for the Tenant's employees. The Tenant shall pay a deposit of $10.00 per parking access card to the Landlord.

(f) While the Tenant will be invoiced for excess parking stall usage in accordance with subparagraph 11(d), the Tenant shall not under any circumstances allow its directors, officers or employees to utilize more than 5 parking stalls per 1,000 square feet of Rentable Space at the Premises at any time and the Landlord shall be entitled to take such steps as reasonably necessary to prevent such excess use. To the extent that the Tenant utilizes more than 4.3 parking stalls per 1,000 square feet of Rentable Space at any time the Landlord, in addition to the charges under subparagraph (d), shall be entitled to levy an additional charge of $2.50 per excess stall per day (the "Excess Stall Charge") for each day or part thereof in which excess parking stalls are utilized and the Tenant shall pay all amounts so charged by the Landlord forthwith on demand as additional rent.

(g) The Landlord shall have the right to reduce or cancel the Tenant's rights to the Monthly Stalls on the basis of lack of availability or the need to provide such parking to other tenants of the Building, in which event the maximum utilization of parking stalls permitted to the Tenant and its employees, and for which an Excess Stall Charge will be made shall be 4 parking stalls per 1,000 square feet of Rentable Space of the Premises.

(h) 7 of the Tenant's parking stalls located within the Garage shall be designated as reserved stalls and may be marked by the Tenant at its own expense as being so reserved for its use. The Landlord shall have no obligations to police the exclusive use of such reserved stalls by the Tenant and shall not be liable in any way to the Tenant if persons unauthorized to use same park vehicles in such reserved stalls.

(i) In order to determine excess use of parking stalls, the Landlord agrees to install and maintain a system which shall provide reporting of the actual number of motor vehicles of the Tenant and its employees occupying the Garage on each day. The Landlord shall provide a monthly report outlining the number of parking stalls occupied each day by the Tenant and its employees, the number of days on which the Tenant's maximum parking stall allocation was exceeded and by how many stalls the allocation was exceeded. The Landlord's invoicing of the Tenant for use of excess stalls as set out above shall be based on such monthly report.

12.  TERMINATION OF EXISTING LEASES

(a) Effective at 11:59 p.m. July 31, 1995 (the "Termination Date"), the parties acknowledge and agree that all leases, agreements and lease obligations between them in respect of the Building (collectively, the "Existing Leases") including, without limitation, the Tenant's leases of the ground floor, the third floor, the fourth floor, the fifth floor and a portion of the seventh floor in Two Park Centre and the Tenant's lease commitments on the fifth and sixth floors of One Park Centre and with respect to storage space and parking shall be null and void and replaced by this lease (except to the extent described in paragraph I of Schedule "C" and as set out below) and the parties hereby release one another from any and all claims, losses, damages (direct, indirect, consequential or otherwise), suits, judgments, causes of action, legal proceedings, demands, penalties or other sanctions of every nature and kind whatsoever which they may have against the other in respect of the Existing Leases; provided that nothing in this paragraph shall release the Tenant from the payment of those sums, or the performance of those obligations, required to be performed pursuant to subparagraph 12(b).

(b) The Tenant agrees to pay all rent, additional rent (including, without limitation, operating costs, property taxes, utilities, parking and storage charges and insurance premiums) and all other costs, charges and expenses reserved under the Existing Leases to and including July 31, 1995. If such amounts have not been calculated as of the date hereof, the Tenant shall pay such amounts as and when calculated forthwith on demand. The Tenant shall also fully perform all of its obligations under the Existing Leases until the Termination Date and the termination of the Existing Leases shall not extinguish such obligations, unless inconsistent with this lease.

(c) This paragraph 12 constitutes a full surrender of the Existing Leases by the Tenant, so that the term or terms of years granted by the Existing Leases will merge and be extinguished in the Landlord's reversion thereunder on the Termination Date. The Tenant covenants with the Landlord that it has full power and right to surrender the Existing Leases, and that it has done no act by which the unexpired residue of the term or terms of the Existing Leases are or may be charged or encumbered.

                                  SCHEDULE "D"


                                   REGULATIONS



Pursuant to section 4.1 of the Office Premises Lease the Landlord hereby imposes the following regulations:

1. Deliveries of building materials, major pieces of equipment and furniture and bulky goods shall only be made by prior arrangement with the Building management and through the Delivery Facilities and underground passages.

2. The Tenant shall only use the Building key system and shall obtain all keys and cards providing access to the Building, the Garage and the Premises from the Landlord. No additional locks shall be installed on the doors to the Premises.

3.   No bicycles or other vehicles shall be brought into the Building.

4. No inflammable oils or other dangerous materials shall be kept in the Building.

5.   The Common Areas shall not be obstructed.

6. The Tenant shall provide the Landlord with the names of all persons entitled to enter the Premises outside normal business hours. The Landlord shall only be required to allow access to the Premises by such persons.

7. The Tenant shall not install any power or water consuming machinery and equipment, except normal office equipment, without the approval of the Landlord and, if required by the Landlord, shall connect such machinery and equipment to separate meters.

8.   If required by the Landlord, the Tenant shall arrange for pest control.

9. The Tenant shall not remove or alter the Building standard window coverings or except with the approval of the Landlord install any additional window coverings.

10. The Tenant shall keep all window blinds down so as to prevent direct sunlight from penetrating the Premises.

11.  The Landlord may restrict canvassing or peddling in the Building.

12. The Tenant shall maintain with the Landlord current lists of the names and licence plate numbers of each employee using the Garage and shall cause its employees to affix to their automobiles whatever manner of identification the Landlord may require.

13. The Tenant shall observe the directions of the Landlord as to parking locations in the Garage according to automobile size.

14. The Tenant shall leave the Premises in a condition suitable for the performance by the Landlord of its janitorial services.

                                  SCHEDULE "E"

                                    INDEMNITY


            In order to induce SHERWAY CENTRE LIMITED ("Landlord") to enter into the lease made as of July 31, 1995 ("Lease") with DELRINA (CANADA) CORPORATION ("Tenant") for premises initially comprising 74,171 square feet in One Park Centre and Two Park Centre, 895 Don Mills Road, Toronto, Ontario, DELRINA CORPORATION ("Indemnifier") agrees with the Landlord as follows:

1. To pay on their due dates all rent, additional rent, operating costs, taxes and other amounts from time to time payable by the Tenant under the Lease during its term and any renewals; to perform all of the obligations of the Tenant contained in the Lease; and to indemnify the Landlord from any loss, costs or damages arising out of any failure of the Tenant to pay rent or any other amounts under the Lease or the failure of the Tenant to perform any of its obligations contained in the Lease. Without limitation, this indemnity applies to the Lease as from time to time amended or renewed, to the premises from time to time demised thereunder and to the rent and all other amounts payable from time to time thereunder, it being acknowledged by the Indemnifier that the Lease contains provisions for the expansion and contraction of the premises demised by the Lease and for the adjustment of rent and other amounts payable by the Tenant under it.

2. This indemnity is absolute, unconditional and irrevocable and the obligations of the Indemnifier will not be released or affected by any extensions of time, indulgences or modifications which the Landlord may extend to or make with the Tenant under the Lease or any waiver by or failure of the Landlord to enforce any provision of the Lease, or any assignment of the Lease by the Tenant or by any trustee, receiver or liquidator; or by any consent which the Landlord may give to any assignment; or by the expiration or termination of the term of the Lease.

3. The Indemnifier waives any right to require the Landlord to proceed against the Tenant or pursue any rights or remedies under the Lease, or to proceed against any security of the Tenant held by the Landlord or to pursue any other remedy within the power of the Landlord.


4. The Indemnifier waives notice of the acceptance of this indemnity and any notice of non-performance, non-payment or non-observance on the part of the Tenant of any of the terms of the Lease.

5. The liability of the Indemnifier will not be waived or released by reason of the release or discharge of the Tenant under the Lease in any receivership, bankruptcy, winding-up or other creditors' proceedings or the rejection, repudiation or disclaimer of the Lease in any proceeding or otherwise, and this indemnity shall continue for the entire term and any renewals or extensions of the Lease, including, without limitation, any overholding by the Tenant after the expiration of the term of the Lease or any renewal or extension thereof. The liability of the Indemnifier shall not be affected by any repossession of the premises demised by the Lease by the Landlord.

6. No action brought under this indemnity and no recovery under this indemnity shall act as a bar or defence to any further action which might be brought under this indemnity by reason of any further default under the terms of the Lease.

7. This indemnity contains the entire agreement between the Indemnifier and the Landlord concerning this indemnity. No modification of this indemnity shall be effective unless made in writing, executed by the Indemnifier and the Landlord.

8. The Indemnifier shall be bound by this indemnity in the same manner as though the Indemnifier were the tenant named in the Lease. Notwithstanding the foregoing, or any performance in whole or in part by the Indemnifier of any obligations under this indemnity or of the tenant under the Lease, the Indemnifier shall not have any entitlement to occupy the premises demised by the Lease or otherwise enjoy any of the benefits to which the Tenant is entitled under the Lease, and the Indemnifier shall not be entitled to be subrogated to any rights of the Landlord whatsoever.

9. In the event of the termination of the Lease or in the event of surrender, whether or not accepted by the Landlord, or disclaimer or repudiation of the Lease pursuant to any statute or otherwise, then, in either case at the sole option of the Landlord exercisable at any time within six (6) months of such termination, surrender, disclaimer or repudiation, as the case may be, the Indemnifier shall enter into and agrees to execute and deliver a written lease for the premises then demised by the Lease with the Landlord, as landlord and the Indemnifier, as tenant for a term commencing on the date of such termination, surrender, disclaimer or repudiation and expiring on the date on which the Lease would have expired if it had run its full term without default by the Tenant and without such termination, surrender, disclaimer or repudiation. Such lease shall contain the same terms as are contained in the Lease which would apply to and be in force for that portion of the term of the Lease which by the original terms of the Lease would have remained unexpired at the date of such termination, surrender, disclaimer or repudiation.

12. All of the terms of this indemnity shall extend to and be binding on the Indemnifier, its successors and assigns and shall enure to the benefit of and may be enforced by the Landlord and its successors and assigns, including, without limitation, any mortgagee, chargee, trustee under a deed of trust or other encumbrancer of all or any part of the lands and premises of which the premises demised by the Lease form part. The Indemnifier has full power and authority to enter into this indemnity and to perform its obligations under this indemnity.

13. The obligations of the Indemnifier shall be assignable by the Landlord and an assignment of the Lease by the Landlord shall constitute an assignment of the obligations of the Indemnifier and the benefit of this indemnity.

15. The Indemnifier shall be bound by any account settled between the Landlord and the Tenant.

17. If any provision of this indemnity is determined to be illegal or unenforceable, such provision shall be severable from this indemnity and all other provisions of it shall remain effective.

18. The Indemnifier acknowledges receiving a fully executed copy of the Lease.

19. This indemnity shall be governed by and construed in accordance with the laws of Ontario.


            IN WITNESS of which the Indemnifier has executed this indemnity as of and effective from July 31, 1995.


                                        DELRINA CORPORATION



                                        By: /s/ Dennis Bennie  A.S.O.
                                            -----------------------------------


                                        By: /s/ Michael Cooperman  A.S.O.
                                            -----------------------------------


                                            /s/ Paul Beesley  A.S.O.
                                            -----------------------------------
                                                         Witness

                                      -ii-